Exhibit 99.1
Ana E. Fonseca to Join FHLBank San Francisco Board of Directors
SAN FRANCISCO – August 3, 2022 – The board of directors of the Federal Home Loan Bank of San Francisco has selected Ana E. Fonseca to fill a California member director vacancy on the board beginning July 28, 2022. Ms. Fonseca is president and chief executive officer of Logix Federal Credit Union, Valencia, California. The term of this seat ends December 31, 2023.
Ms. Fonseca replaces Shruti Miyashiro who resigned from the Board effective June 30, 2022.

About the Federal Home Loan Bank of San Francisco
The Federal Home Loan Bank of San Francisco is a member-driven cooperative helping local lenders in Arizona, California, and Nevada build strong communities, create opportunity, and change lives for the better. The tools and resources we provide to our member financial institutions—commercial banks, credit unions, industrial loan companies, savings institutions, insurance companies, and community development financial institutions—foster homeownership, expand access to quality housing, seed or sustain small businesses, and revitalize whole neighborhoods. Together with our members and other partners, we are making the communities we serve more vibrant, equitable, and resilient.

###

Media Contact:
Mary Long
Senior Director, Marketing Communications
longm@fhlbsf.com
415.616.2556